UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019

Translate Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38550	61-1807780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Hartwell Avenue Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 945-7361

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	TBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

As disclosed in the proxy statement of Translate Bio, Inc. (the “Company”) relating to the Company’s 2019 Annual Meeting of Stockholders held on June 18, 2019 (the “Annual Meeting”), upon his election as a Class I director of the Company at the Annual Meeting (as described in Item 5.07 below), Robert M. Plenge, M.D., Ph.D., who previously served as a Class II director of the Company, resigned as a Class II director.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 18, 2019. The following is a summary of the matters voted on at the Annual Meeting:

(a)

The stockholders of the Company elected Jean-François Formela, M.D., Robert J. Meyer, M.D. and Robert M. Plenge, M.D., Ph.D. as Class I directors, each to serve for a three-year term expiring at the Company’s 2022 annual meeting of stockholders and until his respective successor has been duly elected and qualified. The results of the stockholders’ vote with respect to the election of the Class I directors were as follows:

Name	For	Withheld	Broker Non-Votes
Jean-François Formela, M.D.	22,465,522	1,683,877	1,349,267
Robert J. Meyer, M.D.	24,135,203	14,196	1,349,267
Robert M. Plenge, M.D., Ph.D.	24,135,229	14,170	1,349,267

(b)

The stockholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The results of the stockholders’ vote with respect to such ratification were as follows:

For	Against	Abstain
24,496,746	1,741	179

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSLATE BIO, INC.

Date: June 19, 2019	By:	/s/ Paul Burgess
Paul Burgess
Chief Legal Officer and Secretary